Exhibit 99.1


Multigioco Obtains New Gioco Brand Trademark

New York, July 30, 2015. Empire Global Corp. (OTCQB:EMGL) is pleased to announce that through its wholly owned subsidiary Multigioco Srl., the Company has obtained trademark approval from the Ministero del'Economia e delle Finanze (Ministry of the Economy and Finance) for the New GiocoTM brand.

The New Gioco logo image will now feature the TM symbol that provides trademark enforcement protection for our rapidly growing network of online and offline gaming locations throughout Italy.

"We continue to build a strong corporate foundation in our overall plan to become a major operator in one of the largest gaming markets in the world" stated the Company's CEO Michele Ciavarella. "In addition to significant strides made in our acquisition strategy, securing this trademark is a fundamental achievement in protecting the interests of our shareholders as our footprint throughout Italy expands."

The Company has recently announced a number of business development milestones and invites readers to visit its website: www.emglcorp.com for additional information.

About Empire

Empire Global Corp. is a company focused on developing world-class products and services in the regulated global online gambling industry with specialization in the online sports betting vertical. Our vision is to develop our business through strategic mergers and acquisitions and reorganization of existing licensed operators in geographically diversified jurisdictions. We seek to create long-term value for our investors and positive economic influence with the companies and the communities we invest in through our commitment to responsible gaming and the clients we serve. Additional information is available on our website at www.emglcorp.com.

Contacts:
Michele Ciavarella, B.Sc.
Chairman and CEO
ceo.emgl@emglcorp.com

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "forecast," "plans," "intends," "potential" and similar expressions. These statements reflect the company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.

Factors which may cause such differences include the company's ability to complete additional acquisitions, expand our distribution, increase our client base and other risks disclosed in the Company's SEC filings. The company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information covered in this press release, including such forward-looking statements.